Exhibit 99.1
CTPartners Executive Search Inc. Announces Record First Quarter 2014 Financial Results

- Record Net Revenue Grew 37% to $39.9 Million Year Over Year and 16% Sequentially
- Net Income Per Share of $0.15; Adjusted Net Income Per Share Increases to $0.21
-Search Assignments Increased 27% Year Over Year and 29% Sequentially
- Second Quarter 2014 Guidance of Net Revenue of $42 Million to $45 Million and Adjusted EPS in the Range of $0.24 to $0.30
- Conference Call Tomorrow, Friday, May 9, 2014 at 8:30am ET

NEW YORK - May 8, 2014 - CTPartners Executive Search Inc. (NYSE MKT: CTP), a global retained executive search firm, today announced its financial results for the first quarter ended on March 31, 2014.
“We are pleased to report that the strong momentum established in last year’s second half accelerated in the first quarter of 2014. We successfully executed the strategic plan implemented last year, including key hires, acquisitions and cost cutting initiatives leading to strong increases in new search assignments, productivity and revenue per search, all core metrics of our business. This enabled us to achieve record revenue of almost $40 million and $0.21 cents of adjusted earnings per share, nearly matching the level reported for all of 2013,” said Brian Sullivan, Chief Executive Officer. “As we enter the traditionally strong second quarter and progress through the year we anticipate our investments in adding high quality talent and acquisitions across the globe in growing practice areas, such as industrial, energy and professional services will further contribute to the increased financial results we expect in 2014 and beyond,” concluded Mr. Sullivan.
First Quarter 2014 Results
Net revenue for the first quarter was $39.9 million, a record high for the Company, and represented a 36.6% increase compared to $29.2 million in the prior year’s first quarter. Compared to last year’s first quarter, North America revenue increased 35.8% to $23.7 million; EMEA was up 58.4% at $10.6 million compared to $6.7 million and Asia Pacific revenue grew 42.8% to $2.5 million compared to $1.7 million. Latin America revenue of $3.2 million was relatively flat compared to the prior year first quarter. On a practice basis, year-over-year, Financial Services improved 78.0% to $12.2 million, Professional Services increased 72.7% to $8.5 million and Industrial grew 33.7% to $4.8 million. Technology Media & Telecom grew 32.1% to $4.5 as Life Sciences increased 6.1% to $6.1 million. Consumer/Retail revenue was $3.8 million compared with $4.7 million in the 2013 first quarter.
Compensation expense, excluding non-operating expenses, was $29.3 million, or 73.5% of revenue, compared to $22.2 million, or 76.0% of revenue, in the first quarter of 2013. General and administrative expenses, excluding non-operating expenses, were $7.8 million, or 19.7% of revenue compared with 25.3% in the first quarter of 2013.

GAAP net income attributable to the Company for the first quarter was $1.2 million, or $0.15 per share, compared to a net loss of $2.0 million, or $0.29 per share loss, for last year’s first quarter. Excluding after-tax non-operating items of $0.04 million and $1.6 million for 2014 and 2013, respectively, adjusted net income was $1.6 million, or $0.21 per share, compared to an adjusted net loss of $0.4 million, or $0.05 per share, in the prior year’s first quarter. A reconciliation of non-GAAP measures is included in this news release.
Adjusted operating income was $2.6 million in the first quarter compared to an adjusted operating loss of $0.4 million in the year-ago first quarter. Adjusted operating margin was 6.6% in the first quarter compared to negative 1.5% in the 2013 first quarter. Adjusted EBITDA was $3.2 million in the 2014 first quarter compared to a loss of $0.02 million in the year-ago first quarter.  Adjusted EBITDA margin was 8.0% and negative 0.1% in the 2014 and 2013 first quarters, respectively.
Performance Metrics - First Quarter 2014

•	The Company was engaged in 441 new search assignments, a 27% increase compared to 348 in the year-ago quarter.

•	The number of placements was 279 compared with 231 in last year’s comparable quarter. The placement rate for this year’s first quarter was 83%.

•	CTPartners had 136 consultants in the first quarter compared with 107 consultants in 2013. The net revenue per consultant was $1.2 million.

•	Average revenue per search was up 13% at $102,200 compared to $90,300 in the year-ago quarter.

•	The Company’s voluntary turnover was three consultants in the first quarter of 2014, allowing CTPartners to maintain one of the lowest turnover rate in the executive search industry.

•	The number of clients representing repeat business was 71% in the first quarter compared with 72% in last year’s first quarter and 79% in the 2013 fourth quarter.

Guidance

For the second quarter ending June 30, 2014, the Company expects to report net revenue in the range of $42 million to $45 million and adjusted EPS between $0.24 to $0.30, excluding non-operating items.

Conference Call
The Company will host a conference call and webcast for the investment community on Friday, May 9, 2014 at 8:30 AM ET. Investors within the United States interested in participating are invited to call 800-299-9630 and reference the Participant Passcode: 18931065. All other international participants can use the dial-in number 617-786-2904, using the same Participant Passcode. A replay of the event will be available for one month following the conclusion of the call. To access the replay, callers in the United States can call 888-286-8010 and reference the Replay Access Code: 65298019. International callers can dial 617-801-6888, using the same Replay Access Code. To access the webcast, please visit http://investor.ctnet.com.

About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms. With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries. Headquartered in New York, CTPartners has 29 offices in 18 countries.

www.ctnet.com

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our ability to amend certain provisions of previously executed purchase agreements; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 12, 2014 . The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
Adjusted Performance Measure, Excluding Non-Operational Charges
Management evaluates the Company’s performance based on Adjusted net income/(loss), Adjusted operating income, Adjusted net income/(loss) per share, Adjusted operating margin, Adjusted EBITDA and Adjusted EBITDA margin. These measures should not be viewed as substitutes for financial information determined in accordance with GAAP, nor are necessarily comparable to the non-GAAP performance measures that may be presented by other companies. We believe the presentation of these non-GAAP measures provides meaningful supplemental information regarding our performance, excluding certain charges that may not be indicative of our core operating results. We include these non-GAAP measures because we believe they are useful to investors in providing more transparency with respect to operational drivers of the business and the supplemental information used by management in evaluation of our ongoing operations.
We calculate Adjusted net income/(loss) as Net income/(loss) excluding the following charges which we do not believe are reflective of our operational results:

•	Post-combination compensation expense

•	Reorganization charges

•	Gain or loss on foreign currency related to funding of foreign subsidiaries

•	Fees and expenses incurred by us in connection with the restatement of our 2012 interim financial statements

•	Fees and expenses incurred in connection with acquisitions

•	Tax effect of the above adjustments
Adjusted operating income is defined as Adjusted net income/(loss) plus interest expense and tax expense/benefit.
We calculate Adjusted EBITDA as Adjusted Operating Income plus depreciation and amortization expense.
We calculate Adjusted earnings/(loss) per common share using the weighted average shares outstanding amounts used in the calculation of diluted earnings per share in accordance with GAAP.
Adjusted operating margin is calculated as Adjusted operating income divided by net revenues for the period. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net revenues for the period.

Contact:
CTPartners
William J. Keneally, Chief Financial Officer
216-682-3103
wkeneally@ctnet.com

EVC Group
Michael Polyviou/Robert Jones - Investor Relations
212-850-6020
646-201-5447
mpolyviou@evcgroup.com
bjones@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands except share and per share amounts)

	Three months ended March 31,
	2014	2013
Revenue
Net revenue	$39,870	$29,183
Reimbursable expenses	1,088	800
Total revenue	40,958	29,983
Operating expenses
Compensation and benefits	29,420	24,067
General and administrative	8,611	8,280
Reimbursable expenses	1,209	837
Total operating expenses	39,240	33,184
Operating income/(loss)	1,718	(3,201)
Interest expense, net	(49)	(54)
Income/(loss) before income taxes	1,669	(3,255)
Income tax (expense)/benefit	(641)	1,223
Net income/(loss)	1,028	(2,032)
Net loss attributable to redeemable noncontrolling interest	132	—
Net income/(loss) attributable to the Company	$1,160	$(2,032)

Basic income/(loss) per common share	$0.16	$(0.29)
Diluted income/(loss) per common share	$0.15	$(0.29)
Basic weighted average common shares	7,138,477	7,019,237
Diluted weighted average common shares	7,661,502	7,019,237

Adjusted Performance Measure, Excluding Non-Operational Charges

	(in thousands, except per share amounts)
	Three Months Ended March 31
	2014	2013
CALCULATION OF "AS ADJUSTED" AND "ADJUSTED EBITDA" PERFORMANCE MEASURE
Net income/(loss)	$1,028	$(2,032)
Adjustments:
Post-combination compensation and reorganization expense	—	1,878
Foreign exchange loss/(gain) on funding of foreign subsidiaries	118	677
Costs incurred for restatement, acquisition and integration	779	212
Tax effect of the adjustments	(345)	(1,089)
Adjusted net income	$1,580	$(354)

Interest expense/(income)	49	54
Tax expense/(benefit)	986	(134)
Adjusted operating margin	2,615	(434)
Depreciation and amortization	563	414
Adjusted EBITDA	3,178	(20)

Adjusted operating margin	6.6%	(1.5)%

Adjusted EBITDA margin	8.0%	(0.1)%

Earnings per common share, as adjusted	$0.21	$(0.05)
Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”).

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
Assets
Current Assets
Cash	$4,579	$5,654
Accounts receivable, net	33,426	26,381
Other receivables	377	433
Prepaid expenses	3,852	3,974
Deferred income taxes	2,914	3,184
Other	3,648	4,411
Total current assets	48,796	44,037
Non-current assets
Leasehold improvements and equipment, net	4,570	4,149
Goodwill	9,727	5,811
Intangibles, net	4,311	3,746
Other assets	5,306	5,517
Deferred income taxes	5,015	5,482
	$77,725	$68,742
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,287	$4,762
Line of credit	15,019	—
Accounts payable	3,559	3,813
Accrued compensation	21,488	25,201
Accrued business taxes	2,417	2,079
Income taxes payable	267	710
Accrued expenses	2,512	5,650
Total current liabilities	48,549	42,215
Long-Term Liabilities
Long-term debt, less current maturities	2,681	1,216
Deferred rent, less current maturities	950	1,050
Total long-term liabilities	3,631	2,266
Redeemable noncontrolling interest	4,120	4,088
Stockholders’ Equity
Common stock	8	8
Additional paid-in capital	37,784	37,778
Accumulated deficit	(13,082)	(14,242)
Accumulated other comprehensive (loss), net of tax	(1,189)	(1,275)
Treasury stock	(2,096)	(2,096)
Total stockholders' equity	21,425	20,173
	$77,725	$68,742

TPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities
Net income/(loss)	$1,028	$(2,032)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	563	414
Share-based compensation	138	175
Amortization of discount on seller notes	4	30
Amortization of post-combination compensation	—	1,878
Deferred income taxes	737	(771)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Accounts receivable, net	(6,599)	(1,839)
Prepaid expenses	885	215
Income taxes receivable	—	(533)
Other assets and receivables	392	(1,263)
Accounts payable	(338)	1,285
Accrued compensation	(3,889)	(8,861)
Accrued business taxes	334	(156)
Income taxes payable	(434)	(233)
Accrued expenses	(3,303)	(815)
Deferred rent	(89)	(140)
Net cash used in operating activities	(10,571)	(12,646)
Cash Flows From Investing Activities
Acquisition of businesses	(2,336)	—
Purchase of leasehold improvements and equipment	(1,046)	—
Notes receivable issued	(428)	—
Repayment of notes receivable	1,000	—
Net cash used in investing activities	(2,810)	(94)
Cash Flows From Financing Activities
Principal payments on long-term debt	(2,717)	(2,665)
Net proceeds from line of credit	15,019	5,862
Net cash used in financing activities	12,302	3,197
Net decrease in cash	(1,079)	(9,543)
Effect of foreign currency on cash	4	105
Cash:
Beginning	5,654	15,947
Ending	$4,579	$6,509

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY REGION

YEAR OVER YEAR	Q1 2014		Q1 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 23,666	59.4%	$ 17,433	59.7%	$ 6,233	35.8%
EMEA	10,585	26.5%	6,681	22.9%	3,904	58.4%
Asia Pacific	2,458	6.2%	1,721	5.9%	737	42.8%
Latin America	3,161	7.9%	3,348	11.5%	(187)	-5.6%
TOTAL	$ 39,870	100%	$ 29,183	100%	$ 10,687	36.6%

REVENUE BY PRACTICE

YEAR OVER YEAR	Q1 2014		Q1 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 12,216	30.6%	$ 6,863	23.5%	$ 5,353	78.0%
TMT	4,536	11.4%	3,434	11.8%	1,102	32.1%
Life Sciences	6,052	15.2%	5,705	19.6%	347	6.1%
Professional Services	8,478	21.3%	4,910	16.8%	3,568	72.7%
Consumer/Retail	3,771	9.5%	4,667	16.0%	(896)	-19.2%
Industrial	4,817	12.1%	3,604	12.3%	1,213	33.7%
TOTAL	$ 39,870	100%	$ 29,183	100.00%	$ 10,687	36.6%

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
SUPPLEMENTAL PERFORMANCE METRICS

REVENUE BY REGION, SEQUENTIAL

SEQUENTIALLY	Q1 2014		Q4 2013
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%

North America	$ 23,666	59.4%	$ 20,296	59.1%	$ 3,370	16.6%
EMEA	10,585	26.5%	8,984	26.2%	1,601	17.8%
Asia Pacific	2,458	6.2%	2,447	7.1%	11	0.4%
Latin America	3,161	7.9%	2,593	7.6%	568	21.9%
TOTAL	$ 39,870	100%	$ 34,320	100%	$ 5,550	16.2%

REVENUE BY PRACTICE, SEQUENTIAL

SEQUENTIALLY	Q1 2014		Q4 2013
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%

Financial Services	$ 12,216	30.6%	$ 10,180	29.7%	$ 2,036	20.0%
TMT	4,536	11.4%	4,038	11.8%	498	12.3%
Life Sciences	6,052	15.2%	5,653	16.4%	399	7.1%
Professional Services	8,478	21.3%	6,852	20.0%	1,626	23.7%
Consumer/Retail	3,771	9.5%	4,010	11.7%	(239)	-6.0%
Industrial	4,817	12.1%	3,587	10.4%	1,230	34.3%
TOTAL	$ 39,870	100%	$ 34,320	100%	$ 5,550	16.2%

SUPPLEMENTAL INFORMATION

	Three Month Period Ended March 31		Increase / (Decrease)	% Increase / (Decrease)
	2014	2013
# of new search assignments	441	348	93	26.7%
# of executive search consultants	136	107	29	27.1%
Productivity	$ 1,208,000	$ 1,101,000	$ 107,000	9.7%
Avg. revenue per executive search	$ 102,200	$ 90,300	$ 11,900	13.2%